SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Nelson Peltz

Peter W. May

Josh Frank

Matthew Peltz

Isaac Perlmutter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Exhibit 1

Trian Issues Statement Regarding The Walt Disney Company
Board

November 30, 2023 10:24 AM Eastern Standard Time

NEW YORK & PALM BEACH, Fla.--(BUSINESS WIRE)--Trian Fund Management, L.P. (together with its affiliates, “Trian” or “we”) beneficially owns approximately $3 billion of stock in The Walt Disney Company (NYSE: DIS) (“Disney” or the “Company”). This morning, following conversations with Disney’s CEO, Disney extended an offer to Trian to meet with the Board but informed Trian that the Board is turning down Trian’s recent request for Board representation, including Nelson Peltz. Trian said the following regarding the discussions:

“Since we gave Disney the opportunity to prove it could ‘right the ship’ last February, up to our re-engagement weeks ago, shareholders lost ~$70 billion of value. Disney's share price has underperformed proxy peers and the broader market over every relevant period during the last decade and over the tenure of each incumbent director. Investor confidence is low, key strategic questions loom, and even Disney's CEO is acknowledging that the Company's challenges are greater than previously believed. While James Gorman and Sir Jeremy Darroch represent an improvement from the status quo, the addition of these directors will not, in our view, restore investor confidence or address the root cause behind the significant value destruction and missteps that this Board has overseen. Trian intends to take our case for change directly to shareholders.”

About Trian Fund Management, L.P.

Founded in 2005, Trian Fund Management, L.P. (“Trian”) is a multi-billion dollar investment management firm. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years’ operating experience of our Founding Partners, Nelson Peltz and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Disclaimer

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of Trian Fund Management, L.P. and its affiliates (“Trian”), and are based on publicly available information with respect to the Company. Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian’s conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained in this press release. For the avoidance of doubt, this press release is not affiliated with or endorsed by Disney.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds managed by Trian currently beneficially own shares of the Company. These funds are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open  market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessary depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein release that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian.

The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

Contacts

Media Contacts:

Anne A. Tarbell
(212) 451-3030
atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse
Reevemark
(212) 433-4600
Trian@reevemark.com

Investor Contacts:

Matthew Peltz
(212) 451-3060
mpeltz@trianpartners.com

Ryan Bunch
(212) 451-3176
rbunch@trianpartners.com

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Trian Fund Management, L.P., together with certain other persons who are expected to be participants (the “Participants”), intend to file a definitive proxy statement and accompanying form of proxy card with the SEC to be used in connection with the 2024 annual meeting of shareholders of the Company (the “2024 Annual Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS.

The Participants in the proxy solicitation are currently: (i) Trian Fund Management, L.P. (“Trian”), Trian Partners, L.P., and Trian Partners Parallel Fund I, L.P. (collectively, the “Trian Funds”), (ii) Nelson Peltz, (iii) Peter W. May, (iv) Josh Frank, (v) Matthew Peltz, and (vi) Isaac Perlmutter.

As of the date hereof, Trian beneficially owns 32,333,935 shares (including 200 shares of held in record name by certain Trian Funds) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), of which 25,565,138 shares of Common Stock are held in accounts affiliated with Mr. Perlmutter, who may be deemed to share beneficial ownership of such 25,565,138 shares of Common Stock. Nelson Peltz may be deemed to beneficially own 32,336,033.71 shares of Common Stock by virtue of his role as the Chief Executive Officer and Founding Partner of Trian and also due to his separate ownership of 2,098.71 shares of Common Stock (including 98.71 held in record name). Peter W. May may be deemed to beneficially own 32,333,935 shares of Common Stock by virtue of his role as President of Trian.